UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2012

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On February 24, 2012, Vocus, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Icarus Acquisition Sub Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub (Corp)"), Icarus Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("Merger Sub (LLC)"), iContact Corporation, a Delaware corporation ("iContact"), Updata Partners III, L.P., a Delaware limited partnership ("Updata"), in its capacity as the representative of iContact’s equityholders, JMI Equity Fund VI, L.P., a Delaware limited partnership ("JMI"), and certain other stockholders of iContact. Pursuant to the Merger Agreement, on February 24, 2012, Merger Sub (Corp) merged with and into iContact, with iContact continuing as the surviving corporation (the "Merger") and, immediately thereafter, iContact (as the surviving corporation of the Merger) merged with and into Merger Sub (LLC), with Merger Sub (LLC) continuing as the surviving company and as a wholly owned subsidiary of the Company operating under the name iContact LLC.

Under the terms of the Merger Agreement, iContact’s stockholders will receive, in the aggregate, 401,701 newly issued shares of Company common stock, par value $0.01 per share ("Common Stock"), $89.8 million in cash consideration (subject to adjustment based on iContact's cash and net working captial at the closing), 1,000,000 shares of newly created Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock"), the terms of which are described below and all of which were issued to JMI, and a promissory note (the "Escrow Note") in the principal amount of $670,091 (collectively, the "Merger Consideration"). Collectively, the shares of Common Stock and Preferred Stock (assuming conversion thereof into Common Stock as of February 24, 2012) issued in connection with the Merger will represent approximately 15% of the issued and outstanding capital stock of the Company following consummation of the Merger.

At the closing of the Merger, a portion of the Merger Consideration, consisting of 72,656 shares of Common Stock, 85,090 shares of Preferred Stock, $6,064,909 in cash and the Escrow Note, were deposited in escrow (the "Indemnity Escrow Account") for a period of one year to satisfy potential indemnification claims by the Company against iContact with respect to breaches by iContact of its representations, warranties and covenants, or any post-closing purchase price adjustments or outstanding appraisal claims by iContact stockholders, in accordance with the terms and conditions set forth in the Merger Agreement.

The Escrow Note accrues interest at a rate of 1% per annum and is to be held in escrow until, and paid in one lump sum, on February 24, 2013. The Company may prepay the Escrow Note in whole or in part at any time. Upon an Event of Default (as defined in the Escrow Note), interest shall accrue on the entire unpaid balance and interest at a rate of 5% per annum. From and after the 30th day following any Event of Default, an additional amount equal to 5% of the outstanding principal shall become immediately due and payable.

The foregoing is a summary of the material terms of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Terms of the Preferred Stock

The terms, rights, obligations and preferences of the shares of Preferred Stock issued in connection with the Merger are set forth in a Certificate of Designation that was executed and filed with the Secretary of State of the State of Delaware on February 24, 2012. The terms of the shares of Preferred Stock include the following:

Liquidation Preference: Each share of Preferred Stock will have a liquidation preference equal to the greater of (x) $77.30 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting the Preferred Stock) or (y) the value of the shares of Common Stock that would be issued in respect thereof upon conversion of such share of Preferred Stock.

Dividend: Holders of shares of Preferred Stock will be entitled to receive any dividends payable on the Common Stock on an as-converted basis.

Conversion Rate: For conversions occurring on or before February 24, 2017, each share of Preferred Stock will be convertible into 3.0256 shares of Common Stock (subject to customary adjustments). On and after February 25, 2017, each share of Preferred Stock which is not redeemed pursuant to the mandatory redemption provisions described below would be convertible into 3.3282 shares of Common Stock (subject to customary adjustments).

Redemption: On February 24, 2017, the Company shall be required to redeem each issued and outstanding share of Preferred Stock for $77.30 per share from its legally available funds, or such lesser amount of shares as it may then redeem under Delaware law.

Voting: The shares of Preferred Stock will vote on an as-converted basis with the Common Stock, voting together as a single class, provided that the holders of the Preferred Stock shall vote separately as a class on certain matters affecting the Preferred Stock. If any shares of Preferred Stock are outstanding on or after February 24, 2017, the holders of the Preferred Stock will have the right to vote separately as a class on additional actions by the Company related to acquisitions, redemptions, dividends, capital stock, and indebtedness. In addition, for so long as the outstanding shares of Preferred Stock continue to represent at least 5% of the total outstanding shares of the Company’s Common Stock, calculated assuming the conversion of all outstanding shares or Preferred Stock into shares of Common Stock, the holders of the Preferred Stock, voting as a separate class, will have the exclusive right to elect one director to the Company’s Board of Directors (the "Series A Director").
The foregoing is a summary of the material terms of the Certificate of Designation, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Investor Rights Agreement

In connection with the execution of the Merger Agreement, the Company also entered into, on February 24, 2012, an Investor Rights Agreement (the "Investor Rights Agreement") with JMI. Pursuant to the Investor Rights Agreement, the holders of the Preferred Stock have the right to nominate a director to the Company’s Board for as long as they hold 5% or more of the Company’s issued and outstanding capital stock (which nominee shall be the Series A Director for so long as the holders of Preferred Stock have the right to elect the Series A Director pursuant to the Certificate of Designation). In addition, subject to the terms and conditions of the Investor Rights Agreement, JMI shall have demand and piggyback registration rights and the right to participate in certain repurchases of Common Stock by the Company.

The foregoing is a summary of the material terms of the Investor Rights Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Loan Agreement

On February 27, 2012, the Company entered into a Loan Agreement (the "Loan Agreement") with Bank of America, N.A. (the "Bank"). Under the Loan Agreement, the Bank will provide a revolving line of credit in the amount of $15 million (the "Revolving Facility"), which, to the extent unused, will be available for use by the Company until February 27, 2013 or such earlier date as the Company may elect.

The Loan Agreement contains certain representations and warranties, affirmative and negative covenants and events of default that are customary for credit arrangements of this type, including covenants which restrict the Company’s ability to, among other things, create liens, borrow money and engage in mergers, consolidations, significant asset sales and certain other transactions, in each case subject to certain exclusions.

The interest rate applicable to borrowings under the Revolving Facility is equal to the BBA LIBOR Daily Floating Rate plus 2.25% per annum. Any payments that are more than 15 days late will be subject to a late fee in an amount not to exceed 4% of such payment. In addition, if there are any unused funds under the Revolving Facility, the Company will pay a fee equal to 0.4% per year of the difference between (i) $15 million and (ii) the amount of credit under the Revolving Facility that the Company actually uses.

As collateral for extensions of credit under the Revolving Facility, the Company and certain of its subsidiaries granted security interests in favor of the Bank over substantially all of their assets, and the Company pledged the stock of its directly owned domestic subsidiaries and 65% of the shares of its foreign subsidiaries.

The Company will pay interest on the Revolving Facility in arrears on March 31, 2012 and then on the last day of each month thereafter until payment in full of any principal outstanding under the Revolving Facility. All amounts outstanding must be paid by the Company prior to the expiration of the Revolving Facility.

During the term of the Revolving Facility, the Bank will, at the Company’s request, issue standby letters of credit with a maximum maturity of 12 months (but not to extend more than 12 months beyond the expiration of the Revolving Facility), provided that the maximum amount of the letters of credit under the Revolving Facility outstanding at any one time may not exceed $3 million.

The foregoing is a summary of the material terms of the Loan Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report is incorporated in this Item 2.01 by reference in its entirety. A copy of the press release issued by the Company on February 28, 2012, concerning this transaction is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 28, 2012, Vocus, Inc. (the "Company") issued a press release announcing financial results for the fourth quarter and full year ended December 31, 2011. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report is incorporated in this Item 3.02 by reference in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 24, 2012, Mr. Richard Moore resigned as a member of the Board of Directors of the Company.

Also effective February 24, 2012, the Board of Directors appointed Mr. Jit Sinha, age 37, as a member of the Board of Directors to serve as the initial Series A Director, filling the vacancy created by the resignation of Mr. Moore. Mr. Sinha is a General Partner of JMI Equity. Mr. Sinha joined JMI in 2007 and is based in Baltimore, Maryland. His primary areas of investment focus are Software-as-a-Service (SaaS), vertical market software, and infrastructure software markets. Mr. Sinha currently serves on the board of directors of AppNeta, Compusearch Software Systems and Empathica, and is a board observer at Datatel, and Gemcom Software International. Prior to joining JMI, Mr. Sinha was a Principal at Bain Capital Ventures where he was a director of DynaTrace (acquired by Compuware) and VMLogix (acquired by Citrix), and was a board observer at Network Intelligence (acquired by EMC) and SolarWinds (NYSE: SWI). Mr. Sinha received a BS in Finance and a BA in Sociology from the University of Pennsylvania.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days of the date on which this report is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days of the date on which this report is required to be filed.

(c) Exhibits.

Exhibit
Number Description
2.1 Agreement and Plan of Merger, dated February 24, 2012

4.1 Certificate of Designation of Series A Convertible Preferred Stock as of February 24, 2012

10.1 Investor Rights Agreement by and between Vocus, Inc. and JMI Equity Fund VI, L.P., dated February 24, 2012

10.2 Loan Agreement between Bank of America, N.A. and Vocus, Inc. dated February 27, 2012

99.1 Press Release by Vocus, Inc., dated February 28, 2012, regarding the acquisition of iContact

99.2 Press Release by Vocus, Inc., dated February 28, 2012, regarding financial results for the fourth quarter and full year ended December 31, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

February 28, 2012	By:	/s/ Stephen Vintz

Name: Stephen Vintz
Title: Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 24, 2012
4.1	Certificate of Designation of Series A Convertible Preferred Stock as of February 24, 2012
10.1	Investor Rights Agreement by and between Vocus, Inc. and JMI Equity Fund VI, L.P., dated February 24, 2012
10.2	Loan Agreement between Bank of America, N.A. and Vocus, Inc. dated February 27, 2012
99.1	Press Release by Vocus, Inc. dated February 28, 2012, regarding the acquisition of iContact
99.2	Press Release by Vocus, Inc. dated February 28, 2012, regarding financial results for the fourth quarter and full year ended December 31, 2011